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Exhibit 10.3

FIRST AMENDMENT TO
FOREST OIL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2005)

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation Executive Deferred Compensation Plan, as amended and restated effective as of January 1, 2005 (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2005:

        1.     Section 1.1(2) of the Plan shall be deleted and the following shall be substituted therefor:

  "(2)
  Affiliate: With respect to a person, any other person with whom the person would be considered a single employer under section 414(b) of the Code (employees of controlled group of corporations), and any other person with whom the person would be considered a single employer under section 414(c) of the Code (employees of partnerships, proprietorships, etc., under common control); provided, however, that (a) in applying section 1563(a)(1), (2), and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code, the language "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in section 1563(a)(1), (2), and (3) of the Code, and (b) in applying Treasury regulation section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of section 414(c) of the Code, "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in Treasury regulation section 1.414(c)-2."

        2.     The last sentence of Section 6.2(b) of the Plan shall be deleted and the following shall be substituted therefor:

  "By participating in the Plan, all Members agree to be bound by the Company's determination of the Employer's specified employees in accordance with any of the methods permitted under the regulations issued under section 409A of the Code."

        3.     As amended hereby, the Plan is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 30th day of August, 2007.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel & Secretary

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  Exhibit 10.3